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                              SECURITIES AND EXCHANGE COMMISSION
                                   Washington, D.C. 20549

                                       Form 8-K

                                   CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934.

Date of Report: October 6, 1999

PALM DESERT ART,INC.
(Exact name of registrant as specified in its charter)

Delaware                            0-17623            02-0429620
(State or other jurisdiction of   (Commission       (I.R.S. Employer
 incorporation or organization)    File Number)      I.D. Number)

74-350 Alessandro Drive,Suite A-2, Palm Desert, CA 92260
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code:   760-346-1192


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                               ITEM 4

                    Changes in Registrant's Certifying Accountant

On August 4, 1999, the Registrant engaged J.M.Rose, an accountancy corporation as its independent accountant. Prior to the engagement the Registrant did not consult with or obtain oral or written advise from J.M. Rose, an accountancy corporation on any accounting, auditing or reporting matters. The decision to change auditors was influenced by cost and the proximity of the accountant to the corporate offices of the Registrant.

Simultaneous with the engagement of the new accountant, the Registrant dismissed the firm of Berry,Dunn, McNeil & Parker. The report which Berry, Dunn, McNeil
& Parker issued as of and for the year ended April 30, 1998 was unqualified.
The report which Berry, Dunn, McNNeil & Parker issued as of and for the year ended ended April 30, 1997 included an explanatory paragraph which raised substantial doubt about the Registrant's ability to continue as a going concern. The change in accountants was approved by the Registrant's Board of Directors. No disagreements occurred between the Registrant and Berry, Dunn, McNeil & Parker on any accounting, auditing or reporting issue in the last two fiscal years and any subsequent interim prior preceding through the date of their dismissal.



[TYPE]               CORRESP

October 6, 1999




Securities and Exchange Commission
Washington, DC 20549

Re: Palm Desert Art Publishers,Inc
    Commission File 0-17623

We have read the statements made by Palm Desert Art, Inc., which we understand were filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated October 6, 1999. We agree with the statements concerning our firm in such Form 8-K.

Very truly yours,

/s/ Berry, Dunn, McNeil & Parker




                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PALM DESERT ART,INC.

By: s/ Hugh G. Pike
       Hugh G. Pike President

October 6, 1999